EXHIBIT 99.2

WESTERN GAS EQUITY PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2012	4

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012	5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

INTRODUCTION

The unaudited pro forma condensed consolidated financial statements present the impact to the results of operations and financial position of Western Gas Equity Partners, LP attributable to the acquisition on March 1, 2013, of a 33.75% interest in both the Liberty and Rome gas gathering systems from Anadarko Marcellus Midstream, L.L.C. (“AMM”), a wholly owned subsidiary of Anadarko Petroleum Corporation. The interest acquired is referred to as the “Non-Operated Marcellus Interest” and the acquisition as the “Non-Operated Marcellus Interest acquisition.”

“WGP” refers to Western Gas Equity Partners, LP in its individual capacity or to Western Gas Equity Partners, LP and its subsidiaries, including Western Gas Holdings, LLC and Western Gas Partners, LP (“WES”), as the context requires. “WES GP” refers to Western Gas Holdings, LLC, individually as the general partner of WES, and excludes WES itself. WGP’s general partner, Western Gas Equity Holdings, LLC (“WGP GP”), is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko Petroleum Corporation” refers to Anadarko Petroleum Corporation excluding its subsidiaries and affiliates. “Anadarko” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding WGP and the general partner. “WGP and Affiliates” refers to subsidiaries of Anadarko, including WGP in its individual capacity, and “affiliates” refers to subsidiaries of Anadarko, excluding WGP and its consolidated subsidiaries, and includes the interests in Fort Union Gas Gathering, LLC, White Cliffs Pipeline, LLC and Rendezvous Gas Services, LLC.

WGP has no independent operations or material assets other than its partnership interests in WES; the consolidated financial results of WES are included in WGP’s consolidated financial statements due to WGP’s 100% ownership interest in and the control of the WES GP. References to “WES assets” refer to the assets indirectly owned by WGP through its partnership interests in WES as of December 31, 2012. WES’s acquisition of the Non-Operated Marcellus Interest from Anadarko is considered a transfer of net assets between entities under common control and recorded at Anadarko’s historic carrying value. After an acquisition of assets from Anadarko, WES, and WGP, by virtue of its consolidation of WES, may be required to recast their financial statements to include the activities of such assets as of the date of common control in September 2006.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012, and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2012, are based upon the historical consolidated financial statements of WGP, as presented in WGP’s Form 10-K for the year ended December 31, 2012, and the historical financial statements of the Non-Operated Marcellus Interest, as presented in Exhibit 99.1 of this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012, has been prepared as if the Non-Operated Marcellus Interest acquisition occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Non-Operated Marcellus Interest acquisition occurred on December 31, 2012. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that WGP will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments as described in Note 2. Pro Forma Adjustments.

The audited historical financial information of the Non-Operated Marcellus Interest and WGP included in these unaudited pro forma condensed consolidated financial statements (and the notes thereto) is qualified in its entirety by reference to the audited historical financial statements of the Non-Operated Marcellus Interest as set forth in Exhibit 99.1 of this Current Report on Form 8-K/A as of and for the year ended December 31, 2012, WGP’s audited historical consolidated financial statements as set forth in its Form 10-K as of and for the year ended December 31, 2012, as filed with the U.S. Securities and Exchange Commission, and the related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with those historical financial statements and the related notes thereto.

INTRODUCTION (CONTINUED)

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, WGP’s management believes that the applied estimates and assumptions provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on WGP. In addition, WES’s management believes that the pro forma adjustments are factually supportable and appropriately represent the expected impact of items that are directly attributable to the transfer of the Non-Operated Marcellus Interest to WES.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the acquisition of the Non-Operated Marcellus Interest on March 1, 2013, including the following significant transactions:

•	WES’s $250.0 million of borrowings under its revolving credit facility to fund a portion of the cash consideration paid for the acquisition of the Non-Operated Marcellus Interest;

•	WES’s use of $215.5 million of cash on hand to fund a portion of the cash consideration paid for the acquisition of the Non-Operated Marcellus Interest;

•	WES’s issuance of 449,129 common units and 9,166 general partner units in connection with the acquisition of the Non-Operated Marcellus Interest; and

•	AMM’s contribution of the Non-Operated Marcellus Interest to WES.

From and after the closing of the Non-Operated Marcellus Interest acquisition and related transactions, the Non-Operated Marcellus Interest will be subject to the terms and conditions of various agreements between WES and Anadarko, including the following:

•

the contribution agreement by which WES acquired the Non-Operated Marcellus Interest, pursuant to which Anadarko agreed to indemnify WES against certain losses resulting from any breach of Anadarko’s representations, warranties, covenants or agreements, and for certain other matters;

•

an omnibus agreement that provides for certain indemnities, reimbursement for expenses paid by Anadarko on behalf of WES and compensation to Anadarko for providing WES with certain general and administrative services and insurance coverage;

•

a tax sharing agreement pursuant to which WES will reimburse Anadarko for WES’s estimated share of Texas margin tax borne by Anadarko as a result of the financial results of the Non-Operated Marcellus Interest being included in a combined or consolidated tax return filed by Anadarko with respect to activity subsequent to March 1, 2013; and

•	other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering services and other operational matters.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if WES had acquired the Non-Operated Marcellus Interest on the dates indicated nor are they indicative of the future operating results of WES.

WESTERN GAS EQUITY PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2012

(UNAUDITED)

		Non-Op
		Marcellus
	WGP	Interest	Pro Forma		WGP
thousands except per-unit amounts	Historical	Historical	Adjustments		Pro Forma
Revenues – affiliates
Gathering, processing and transportation of natural gas and natural gas liquids	$233,494	$16,503	$—		$249,997
Natural gas, natural gas liquids and condensate sales	436,423	—	—		436,423
Equity income and other, net	17,717	—	—		17,717

Total revenues – affiliates	687,634	16,503	—		704,137
Revenues – third parties
Gathering, processing and transportation of natural gas and natural gas liquids	87,689	44,644	—		132,333
Natural gas, natural gas liquids and condensate sales	71,916	—	—		71,916
Other, net	2,201	—	—		2,201

Total revenues – third parties	161,806	44,644	—		206,450

Total revenues	849,440	61,147	—		910,587

Operating expenses
Cost of product (1)	336,079	—	—		336,079
Operation and maintenance (1)	131,344	8,762	—		140,106
General and administrative (1)	97,582	2,146	—		99,728
Property and other taxes	19,688	—	—		19,688
Depreciation, amortization and impairments	117,261	3,347	—		120,608

Total operating expenses	701,954	14,255	—		716,209

Operating income	147,486	46,892	—		194,378
Interest income – affiliates	16,900	—	—		16,900
Interest expense (2)	(42,060)	—	(4,259)	(a)	(46,319)
Other income (expense), net	292	—	—		292

Income before income taxes	122,618	46,892	(4,259)		165,251
Income tax expense	29,452	19,457	(19,295)	(b)	29,614

Net income	93,166	27,435	15,036		135,637
Net income attributable to noncontrolling interests	59,181	—	23,462	(e)	82,643

Net income attributable to Western Gas Equity Partners, LP	$33,985	$27,435	$(8,426)		$52,994

Limited partners’ interest in net income:
Net income attributable to Western Gas Equity Partners, LP	$33,985				$52,994
Results attributable to the pre-IPO period	(31,176)				(46,856)
Limited partners’ interest in net income	$2,809				$6,138

Net income per common unit – basic and diluted (3)	$0.01				$0.03

Weighted average units outstanding - basic and diluted Common units (3)	218,896				218,896

(1)

As it relates to the “WGP Historical” column, cost of product includes product purchases from affiliates (as defined in the Introduction) of $145.3 million, operation and maintenance includes charges from affiliates of $51.2 million, and general and administrative includes charges from affiliates of $90.7 million for the year ended December 31, 2012. As it relates to the “Non-Op Marcellus Interest Historical” column, general and administrative expense includes charges from affiliates of $2.1 million for the year ended December 31, 2012.

(2)	As it relates to the “WGP Historical” column, interest expense includes affiliate (as defined in the Introduction) interest expense of $2.8 million for the year ended December 31, 2012.
(3)	Amounts not applicable to periods prior to the IPO of Western Gas Equity Partners, LP on December 12, 2012.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS EQUITY PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2012

(UNAUDITED)

		Non-Op
		Marcellus
	WGP	Interest	Pro Forma		WGP
thousands	Historical	Historical	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$422,556	$—	$250,000	(c)	$207,056
			(465,500)	(d)
Accounts receivable, net (1)	36,671	11,879	—		48,550
Other current assets (2)	6,998	—	—		6,998

Total current assets	466,225	11,879	(215,500)		262,604
Note receivable – Anadarko	260,000	—	—		260,000
Plant, property and equipment
Cost	3,183,148	249,244	—		3,432,392
Less accumulated depreciation	709,773	4,663	—		714,436

Net property, plant and equipment	2,473,375	244,581	—		2,717,956
Goodwill	87,936	17,400	—		105,336
Other intangible assets	55,490	—	—		55,490
Equity investments	106,130	—	—		106,130
Other assets	27,798	—	—		27,798

Total assets	$3,476,954	$273,860	$(215,500)		$3,535,314

LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts and natural gas imbalance payables (3)	$24,633	$521	$—		$25,154
Accrued ad valorem taxes	11,949	—	—		11,949
Income taxes payable	552	—	72	(b)	624
Accrued liabilities (4)	121,073	27,527	—		148,600

Total current liabilities	158,207	28,048	72		186,327
Long-term debt – third parties	1,168,278	—	250,000	(c)	1,418,278
Deferred income taxes	1,578	45,575	(45,484)	(b)	1,669
Asset retirement obligations and other	68,472	277	—		68,749

Total long-term liabilities	1,238,328	45,852	204,516		1,488,696

Total liabilities	1,396,535	73,900	204,588		1,675,023
Equity and partners’ capital
Common units	912,376	—	(220,128)	(d)	668,786
			(23,462)	(e)
Net investment by Anadarko	—	199,960	(245,372)	(d)	—
			45,412	(b)

Total partners’ capital	912,376	199,960	(443,550)		668,786
Noncontrolling interests	1,168,043	—	23,462	(e)	1,191,505

Total equity and partners’ capital	2,080,419	199,960	(420,088)		1,860,291

Total liabilities, equity and partners’ capital	$3,476,954	$273,860	$(215,500)		$3,535,314

(1)	As it relates to the “WGP Historical” column, accounts receivable, net includes amounts receivable from affiliates of $17.5 million as of December 31, 2012.
(2)	As it relates to the “WGP Historical” column, other current assets includes natural gas imbalance receivables from affiliates of $0.4 million as of December 31, 2012.
(3)	As it relates to the “WGP Historical” column, accounts and natural gas imbalance payables includes amounts payable to affiliates of $2.5 million as of December 31, 2012.
(4)	As it relates to the “WGP Historical” column, accrued liabilities include amounts payable to affiliates of $0.1 million as of December 31, 2012.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS EQUITY PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based upon the audited historical consolidated financial statements of WGP and the audited historical financial statements of the Non-Operated Marcellus Interest. As described in the Introduction, these unaudited pro forma condensed consolidated financial statements present the impact of the Non-Operated Marcellus Interest acquisition on WGP’s results of operations and financial position. The contribution of the Non-Operated Marcellus Interest to WES was recorded at Anadarko’s historical cost as this transaction is considered a reorganization of entities under common control.

2.  PRO FORMA ADJUSTMENTS

The following adjustments for WGP have been prepared as if the acquisition of the Non-Operated Marcellus Interest (i) occurred on January 1, 2012, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2012, and (ii) on December 31, 2012, in the case of the unaudited pro forma condensed consolidated balance sheet as of December 31, 2012:

(a)

the inclusion of interest expense on $250.0 million of borrowings under WES’s revolving credit facility, which bears interest at a variable rate, to partially finance the acquisition of the Non-Operated Marcellus Interest;

(b)

the elimination of historical current and deferred income taxes, as WGP converted to a limited partnership legal form in September 2012 and is subsequently not subject to federal and state income taxes, other than Texas margin tax. Texas margin taxes that continue to be borne by WGP on the portion of WGP’s pro forma income that is allocable to Texas have not been eliminated;

(c)	the receipt of $250.0 million of borrowings under WES’s revolving credit facility;

(d)

the acquisition of the Non-Operated Marcellus Interest by WES, including the payment of $465.5 million of cash (representing $215.5 million of cash on hand and $250.0 million borrowed under WES’s revolving credit facility) and the issuance of 449,129 WES common units to AMM. The excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital for the common unitholders; and

(e)	the impact to noncontrolling interests resulting from the issuance of 449,129 WES common units to AMM in conjunction with the acquisition of the Non-Operated Marcellus Interest by WES.

WESTERN GAS EQUITY PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

3.  PRO FORMA NET INCOME PER UNIT

Earnings per unit is calculated based on the assumption that WGP distributes to its unitholders an amount of cash equal to net income attributable to WGP, notwithstanding the general partner’s ultimate discretion over the amount of cash to be distributed for the period, the existence of other legal or contractual limitations that would prevent distributions of all of the net income for the period or any other economic or practical limitation on the ability to make a full distribution of all of the net income for the period. Net income equal to the amount of available cash (as defined by WGP’s partnership agreement) is allocated to WGP common unitholders consistent with actual cash distributions. Net income attributable to periods prior to WGP’s IPO, including compensation expense for grants of awards under the Western Gas Holdings, LLC Equity Incentive Plan, as amended and restated, was attributable to subsidiaries of Anadarko and therefore not allocated to the limited partners for purposes of calculating net income per unit. As a result, pre-IPO net income, representing the financial results prior to WGP’s IPO on December 12, 2012, has been excluded from the limited partners’ interest in net income. Net income available to limited partners for the 20-day period beginning on the date of WGP’s IPO closed through December 31, 2012, was calculated based on the number of common units outstanding after the IPO.

For purposes of calculating pro forma net income per unit, management assumed that annual pro forma cash distributions were equal to annual pro forma earnings. Pro forma basic and diluted net income per unit is calculated by dividing the limited partners’ interest in net income by the pro forma weighted average number of units outstanding as of December 31, 2012.

Upon closing the acquisition of the Non-Operated Marcellus Interest, WGP, through its ownership of WES GP, held 2,145,096 WES general partner units, representing a 2.0% general partner interest in WES, 100% of WES’s incentive distribution rights and 49,296,205 WES common units, representing a 46.0% limited partner interest in WES. AMM held 449,129 WES common units, representing a 0.4% limited partner interest in WES. The public held 55,364,348 WES common units upon closing of the acquisition of the Non-Operated Marcellus Interest, representing a 51.6% limited partner interest in WES.